Exhibit 99.1

AST SpaceMobile Announces Redemption of Public Warrants

MIDLAND, TX, August 28, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced that it will redeem all of its publicly traded warrants to purchase shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that remain outstanding at 5:00 pm New York City time on Friday, September 27, 2024 (the “Redemption Date”), for a redemption price of $0.01 per warrant (the “Redemption Price”).

AST SpaceMobile has directed its warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), to deliver a notice of redemption (the “Notice of Redemption”) to the registered holders of outstanding warrants pursuant to the Warrant Agreement, dated as of September 13, 2019 (the “Warrant Agreement”), by and between AST SpaceMobile, Inc. (f/k/a New Providence Acquisition Corp.) and the Warrant Agent. Under the Warrant Agreement, AST SpaceMobile is entitled to redeem its public warrants at a redemption price of $0.01 per warrant if the last sale price of the Class A Common Stock has been at least $18.00 per share for twenty (20) trading days within the thirty (30) day trading period ending on the third trading day prior to the date of the Notice of Redemption (the “Stock Price Condition”), among other conditions.

The Stock Price Condition was satisfied on August 23, 2024, the third trading day prior to the Notice of Redemption being sent to warrant holders. Warrants to purchase Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with AST SpaceMobile’s (f/k/a New Providence Acquisition Corp.) initial public offering and still held by the initial holders thereof or their permitted transferees are not subject to the Notice of Redemption.

Exercise Procedures and Deadline for Warrant Exercise

Warrant holders may continue to exercise their warrants to purchase shares of Class A Common Stock until immediately prior to 5:00 p.m. New York City time on the Redemption Date. Holders may exercise their warrants and receive Class A Common Stock in exchange for a payment in cash of the $11.50 per Public Warrant exercised (the “Exercise Price”). Holders wishing to exercise their warrants should follow the procedures described in the Notice of Redemption and the Election to Purchase form included with the notice. Holders of warrants held in “street name” should immediately contact their brokers to determine exercise procedures. Since the act of exercising is voluntary, holders must instruct their brokers to submit the warrants for exercise. Holders will not have the ability to exercise warrants on a “cashless” basis.

A prospectus, dated July 1, 2022, covering the Class A Common Stock issuable upon the exercise of the public warrants is included in a registration statement (Registration No. 333-265512) on file with the Securities and Exchange Commission (the “SEC”) and was initially filed with the SEC on June 10, 2022 and originally declared effective by the SEC on July 1, 2022.

Exercise of public warrants should be directed through the broker of the warrant holder. In addition to the broker, questions may also be directed to Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, Telephone Number (212) 509-4000. Additional information can be found on AST SpaceMobile’s Investor Relations website: https://www.ast-science.com.

Termination of Warrant Rights

The public warrants are listed on Nasdaq under the ticker symbol “ASTSW.” The Public Warrants will cease trading on the Nasdaq at 5:00 p.m. New York City Time on the Redemption Date. At 5:00 p.m. New York City Time on the Redemption Date and thereafter, any Public Warrants that remain unexercised immediately at 5:00 p.m. New York City Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in the Notice of Redemption for holders who hold their Public Warrants in “street name.”

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any AST SpaceMobile securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com